                                                                    EXHIBIT 10.2

CHANGE OF CONTROL AGREEMENTS

William L. Brown
Michael A. Cantelme
C.R. Dwiggins, Jr.
Russell N. Fairbanks, Jr.
David C. Godwin
Steven M. Helmbrecht
John W. Hengesh, Jr.
Randi L. Neilson
Robert D. Neilson
LeRoy D. Nosbaum
David G. Remington
Jemima G. Scarpelli
Douglas L. Staker
Russell E. Vanos
Robert W. Whitney
John M. Woolard